AMENDMENT NO. 3 AND LIMITED WAIVER TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 3 and Limited Waiver to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this __ day of June, 2011, by and between OCZ Technology Group, Inc., a Delaware corporation (“Borrower”) and Silicon Valley Bank (“Bank”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 7, 2011 (as amended by the First Amendment and Limited Waiver to Amended and Restated Loan and Security Agreement dated as of March 28, 2011 and Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2011, and as may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.

B. Borrower is currently in default of the Loan Agreement for failing to comply with Sections 3.5 and 6.2(a)(vi) and wishes to amend and restate Sections 6.2(a)(i), (ii), and (vi).

C. Borrower desires that Bank (a) waive the Existing Defaults (as defined below) and (b) amend the Loan Agreement upon the terms and conditions more fully set forth herein.  Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the limited waiver contained herein and so amend the Loan Agreement.

agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Events of Default and Limited Waiver.  Borrower acknowledges that there exist Events of Default under Sections 3.5 and 6.2(a)(vi) of the Loan Agreement (the “Existing Defaults”). Bank hereby agrees, subject to the terms of Section 5 hereof, to waive the Existing Defaults.

2. Amendments to Loan Agreement.

2.1 3.5 (Conditions of First Amendment).  Section 3.5 is amended and restated in its entirety, as follows:

“Borrower agrees to deliver to Bank an original stock certificate representing sixty-five percent (65%) of the Target’s then outstanding capital stock with a stock power duly executed in blank no later than June 30, 2011, and cooperate with Bank to take any other action necessary to provide Bank with a first priority interest or the equivalent, under applicable law.”

2.2 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(a)(i), (ii), and (vi)  in the Loan Agreement are amended and restated in their entirety, as follows:

“(i)           weekly, (A) a Transaction Report (and any schedules related thereto) and (B) reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger; provided that if no Advances are outstanding, such Transaction Report shall instead be delivered within thirty (30) days after the end of each month;

(ii)           within fifteen (15) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date and due date, and (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any; provided that if no Advances are outstanding, such accounts receivable and accounts payable agings shall instead be delivered within thirty (30) days after the end of each month;

(vi)           as soon as available, and in any event within (A) thirty (30) days after the last day of each month, a Borrower prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to the Bank, (B) forty-five days after the last day of each fiscal quarter, a Borrower prepared consolidated balance sheet, income statement and cash flow statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to the Bank, (C) ninety (90) days following the end of Borrower’s fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank; the foregoing requirements set forth in (B) and (C) shall be deemed satisfied upon delivery to Bank, within five (5) days of filing or furnishing with the Securities Exchange Commission, all annual, quarterly and periodic reports on Forms 10-K, 10-Q, and 8-K; and”

2.3 Exhibit B (Form of Compliance Certificate).  Exhibit B to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit A attached to this Amendment.

3. Limitation.  The limited waiver and amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on February 7, 2011 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made or except any filing, recording, or registration required by the Securities Exchange Act of 1934; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Effectiveness.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1 Amendment.  Borrower and Bank shall have duly executed and delivered this Amendment to Bank;

5.2 Payment of Bank Expenses.  Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

6. Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

7. Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. Governing Law; Venue.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	OCZ TECHNOLOGY GROUP, INC. a Delaware corporation

	By:	/s/ Arthur F. Knapp, Jr.
Printed Name: Arthur F. Knapp, Jr.
Title: CFO

Bank:	Silicon Valley Bank

	By:	/s/ Jean Lee
Printed Name: Jean Lee
Title: Deal Team Leader

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